Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "AMMO, INC." AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRTEENTH DAY OF OCTOBER, A.D. 2016, AT 2:40 O`CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2016, AT 12 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTIETH DAY OF DECEMBER, A.D. 2016.

CERTIFICATE OF CORRECTION, FILED THE SIXTH DAY OF JANUARY, A.D. 2017, AT 11:57 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "AMMO, INC.".

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE 1793 DELAWARE 1855

6181418 8100H
SR# 20182147583

Authentication: 202380108
Date: 03-23-18

Delaware

The First State

Jeffrey W. Bullock, Secretary of State

6181418 8100H

SR# 20182147583

Authentication: 202380108

Date: 03-23-18

STATE *of* DELAWARE
CERTIFICATE *of* INCORPORATION
***A* STOCK CORPORATION**

- **First:** The name of this Corporation is AMMO, Inc.
- **Second:** Its registered office in the State of Delaware is to be located at 113 Barksdale Professional Ctr Street, in the City of Newark County of New Castle Zip Code 19711. The registered agent in charge thereof is Delaware Intercorp, Inc.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

- **Fourth:** The amount of the total stock of this corporation is authorized to issue is 100,000,000 shares (number of authorized shares) with a par value of 0.0010000000 per share.
- **Fifth:** The name and mailing address of the incorporator are as follows:
  Name Luke C. Zouvas, Esq.
  Mailing Address 2907 Shelter Island Drive, Suite 105
  San Diego, CA Zip Code 92106
- **I, The Undersigned,** for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 13th day of October, A.D. 20 16.

BY: [signature]
(Incorporator)

NAME: Luke C. Zouvas, Esq.
(type or print)

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:40 PM 10/13/2016
FILED 02:40 PM 10/13/2016
SR 20166191853 - File Number 6181418

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:00 PM 12/28/2016
FILED 12:00 PM 12/28/2016
SR 20167293587 - File Number 6181418

STATE OF DELAWARE
CERTIFICATE OF MERGER OF FOREIGN CORPORATION INTO A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is AMMO, Inc. ______, a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Retrospettiva, Inc. ______, a California ______ corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is AMMO, Inc. ______, a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. (If amendments are affected please set forth)

FIFTH: The authorized stock and par value of the non-Delaware corporation is 100,000,000 Common Stock, no par;1,000,000 Preferred/nopar.

SIXTH: The merger is to become effective on December 30, 2016.

SEVENTH: The Agreement of Merger is on file at AMMO, Inc., 6401 E. Thomas Rd., #106, Scottsdale, AZ 85260, an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 21st day of December, A.D., 2016.

By: ______
Authorized Officer

Name: Fred W. Wagenhals
Print or Type

Title: CEO/Secretary

action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation's common stock, $0.001 par value per share (the "SURVIVING CORPORATION STOCK").

(b) PREFERRED STOCK. Each share of RTRO's preferred stock, zero par value per share ("RTRO PREFERRED STOCK"), issued and outstanding immediately before the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and nonassessable share of the Surviving Corporation's preferred stock, $0.001 par value per share (the "SURVIVING CORPORATION PREFERRED STOCK").

(c) OTHER RIGHTS. Any other right, by contract or otherwise, to acquire shares of RTRO Stock outstanding immediately before the Effective Date of the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a right to acquire, upon the same terms and conditions, the number of shares of Surviving Corporation Stock that is equal to the number of shares of RTRO Stock that the right holder would have received had the right holder exercised such right in full immediately before the Effective Date of the Merger (whether or not such right was then exercisable) and the exercise price per share under each such right shall be equal to the exercise price per share thereunder immediately before the Effective Date of the Merger, unless otherwise provided in the agreement granting such right.

(d) OTC MARKET EXCHANGE. Our common stock is listed on the OTC Pink Sheets and will continue to be listed on the OTC Pink Sheets after the reincorporation. Following the Merger, each share of common stock of RTRO will be automatically converted into one share of common stock of PARENT Delaware. RTRO stock certificates will be deemed automatically to represent an equal number of shares of PARENT Delaware common stock. Following the reincorporation, previously outstanding RTRO California stock certificates may be delivered in effecting sales through a broker, or otherwise, of shares of PARENT Delaware stock. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING RTRO STOCK CERTIFICATES FOR STOCK CERTIFICATES OF PARENT DELAWARE.

2.2 STOCK CERTIFICATES

After the Effective Date of the Merger, each certificate theretofore representing issued and outstanding shares of RTRO Stock will thereafter be deemed to represent the same number of shares of the same class and series of capital stock of PARENT. The holders of outstanding certificates theretofore representing RTRO Stock will not be required to surrender such certificate to RTRO or the Surviving Corporation.

2.3 EMPLOYEE BENEFIT AND COMPENSATION PLANS

At the Effective Date of the Merger, each employee benefit plan, incentive compensation plan and other similar plans to which RTRO is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee benefit plan, incentive compensation plan or other similar plan of RTRO provides for the issuance or purchase of, or otherwise relates to, RTRO Stock, after the Effective Date of the Merger such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Surviving Corporation Stock.

ARTICLE 3
TRANSFER AND CONVEYANCE OF ASSETS AND ASSUMPTION OF LIABILITIES

3.1 EFFECTS OF THE MERGER

At the Effective Date of the Merger, the Merger shall have the effects specified in the CCL, the DGCL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Date of the Merger the Surviving Corporation shall possess all the rights, privileges, powers and franchises, of a public as well as a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the parties to this Agreement; the rights, privileges, powers and franchises of RTRO and PARENT, and all property, real, personal and mixed, and all debts due to each of them on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation, as they were of the respective constituent entities, and the title to any real estate, whether by deed otherwise vested in RTRO and PARENT or either of them, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of the parties hereto shall be preserved unimpaired, and all debts, liabilities and duties of the respective constituent entities shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

3.2 ADDITIONAL ACTIONS

If, at any time after the Effective Date of the Merger, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, title to and possession of any property or right of RTRO acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Agreement, RTRO and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement. The proper officers and directors of the Surviving Corporation are fully authorized in the name of RTRO or otherwise to take any and all such action.

ARTICLE 4
APPROVAL BY STOCKHOLDERS; AMENDMENT; EFFECTIVE DATE

4.1 APPROVAL

This Agreement and the Merger contemplated hereby are subject to approval by the requisite consent of the Board of Directors and, if necessary, vote of stockholders in accordance with the CCL, specifically **Title 1, Chapter 12, Sections 1200(e) and 1201(b),** and the DGCL, specifically **Title 8, Chapter 1, Section 252,** and compliance with the requirements of law, including the securities laws of the United States. As promptly as practicable after approval of this Agreement by stockholders in accordance with applicable law, duly authorized officers of the respective parties shall make and execute Certificate of Merger and a Certificate of Merger and shall cause such documents to be filed with the Secretary of State of California and the Secretary of State of Delaware, respectively, in accordance with the laws of California and Delaware and with applicable U.S. federal securities laws. The effective date ("EFFECTIVE DATE") of the Merger shall be the date and time on and at which the Merger becomes effective under the laws of California or the date and time on and at which the Merger becomes effective under the laws of Delaware, whichever occurs later.

4.2 AMENDMENTS

The Board of Directors of RTRO may amend this Agreement at any time before the Effective Date, provided, however, the stockholders of RTRO shall not (a) alter or change the amount or kind of shares to be received in exchange for or on conversion of all or any of the shares of RTRO Stock, (b) alter or change any term of the certificate of incorporation of PARENT or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of RTRO Stock.

ARTICLE 5
MISCELLANEOUS

5.1 TERMINATION

This Agreement may be terminated and the Merger abandoned at any time before the filing of this Agreement with the Secretary of State of California and the Secretary of State of Delaware, whether before or after stockholder approval of this Agreement, by the consent of the Boards of Directors of RTRO and PARENT.

5.2 COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.

5.3 DESCRIPTIVE HEADINGS

The descriptive headings are for convenience of reference only and shall not control or affect the meaning or construction of any provision of this Agreement.

5.4 GOVERNING LAW

This Agreement shall be construed in accordance with the laws of Delaware, except to the extent the laws of California shall apply to the Merger where mandated by the CCL.

IN WITNESS WHEREOF, the undersigned Officers of each of the parties to this Agreement, pursuant to authority duly given by their respective Boards of Directors, have caused this Agreement to be duly executed on the date set forth above.

RTRO:

RETROSPETTIVA, INC.
A CALIFORNIA CORPORATION

Per: ____________________________
Authorized Signatory

THE PARENT:

AMMO, INC.
A DELAWARE CORPORATION

Per: ____________________________
Authorized Signatory

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:57 AM 01/06/2017
FILED 11:57 AM 01/06/2017
SR 20170089595 - File Number 6181418

STATE OF DELAWARE
CERTIFICATE OF CORRECTION

AMMO, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1. The name of the corporation is AMMO, Inc..
2. That a Certificate of Merger of Foreign Corp into Domestic
   (Title of Certificate Being Corrected)
   was filed by the Secretary of State of Delaware on 12/28/2016
   and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.
3. The inaccuracy or defect of said Certificate is: (must be specific)

   Article Fifth has the wrong stated authorized common stock of the Foreign corporation.

4. Article Fifth of the Certificate is corrected to read as follows:

   15,000,000 Common Stock, no par value;
   1,000,000 Preferred Stock, no par value.

IN WITNESS WHEREOF, said corporation has caused this Certificate of Correction this 6th day of January A.D. 2017.

By: [signature]
Authorized Officer

Name: Fred W. Wagenhals
Print or Type

Title: CEO/ Secretary